Exhibit 10.29

WAIVER UNDER AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS WAIVER UNDER AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Waiver”) is entered into as of August 25, 2008, by and among TELOS CORPORATION, a Maryland corporation (“Parent”), XACTA CORPORATION, a Delaware corporation (“Xacta”; Parent and Xacta are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), TELOS DELAWARE, INC., a Delaware corporation (“Telos-Delaware”), UBIQUITY.COM, INC., a Delaware corporation (“Ubiquity”), TELOS INTERNATIONAL CORP., a Delaware corporation (“TIC”), TELOS INTERNATIONAL ASIA, INC., a Delaware corporation (“TIA”), SECURE TRADE, INC., a Delaware corporation (“STI”) and TELOWORKS, INC., a Delaware corporation (“Teloworks”; Telos-Delaware, Ubiquity, TIC, TIA, STI and Teloworks are referred to hereinafter each individually as a “Credit Party” and collectively, jointly and severally, as the “Credit Parties”), and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), as agent (“Agent”) for the Lenders (defined below) and as a Lender.

WHEREAS, Borrowers, Credit Parties, Agent and certain other financial institutions from time to time party thereto (the “Lenders”) are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 3, 2008, but effective as of March 31, 2008 (as amended from time to time, the “Loan Agreement”);

WHEREAS, Borrowers and Credit Parties have notified Agent that an Event of Default exists under Section 8.2 of the Loan Agreement due to the failure of the Companies to deliver audited financial statements and a certificate of accountants related thereto for the fiscal year of Parent ending December 31, 2007 (the “2007 Audit”) as required by Section 6.3(b) of the Loan Agreement within 105 days after the end of such fiscal year (the “Audit Default”);

WHEREAS, Borrowers and Credit Parties have requested that Agent and Required Lenders waive the Audit Default; and

WHEREAS, Agent and Required Lenders are willing to waive the Audit Default on and subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Waiver. Subject to the satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon the representations and warranties contained herein, Agent and Required Lenders hereby waive the Audit Default, provided that the waiver of the Audit Default is conditioned upon the delivery of the 2007 Audit and a certificate of accountants related thereto to Agent on or before October 31, 2008. This is a limited waiver and shall not be deemed to constitute a waiver of, or consent to, any other existing or future breach of the Loan Agreement or any other Loan Document, including, without limitation, the failure of the Companies to deliver to Agent the 2007 Audit and a certificate of accountants related thereto on or prior to October 31, 2008, the formation of Teloworks BPO Solutions Philippines Inc. as a Subsidiary of Teloworks after the Closing Date in violation of Section 7.3(d) of the Loan Agreement (the “Subsidiary Default”), and Investments made by the Companies in Teloworks BPO Solutions Philippines Inc in violation of Sections 7.13 and 7.14 of the Loan Agreement (the “Philippines Investment Default”).

3. Ratification. This Waiver, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. Except as specifically set forth herein, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

4. Conditions to Effectiveness. This Waiver shall become effective upon the satisfaction of the following conditions precedent:

(a) Each party hereto shall have executed and delivered this Waiver to Agent;

(b) Agent shall have received the fee described in Section 5 hereof;

(c) Borrowers shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Waiver, each in form and content acceptable to Agent;

(d) No Default or Event of Default other than the Subsidiary Default and the Investment Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Waiver; and

(e) All proceedings taken in connection with the transactions contemplated by this Waiver and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

5. Waiver Fee. To induce Agent and Lenders to enter into this Waiver, Borrowers shall pay to Agent, for the benefit of Lenders, a non-refundable fee equal to $30,000, which shall be due and payable on the date hereof.

6. Miscellaneous.

(a) Warranties and Absence of Defaults. To induce Agent and Lenders to enter into this Waiver, each Company hereby represents and warrants to Agent and Lenders that:

(i) The execution, delivery and performance by it of this Waiver and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to it, its articles of incorporation and by-laws, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon it or any of its property;

(ii) Each of the Loan Agreement and the other Loan Documents, as amended by this Waiver, are the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (B) general principles of equity;

(iii) The representations and warranties contained in the Loan Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

(iv) It has performed all of its obligations under the Loan Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, it is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or other event which upon notice or lapse of time or both would constitute an Event of Default has occurred other than the Subsidiary Default and the Investment Default.

(b) Expenses. Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Waiver and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Companies agree, jointly and severally, to pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Waiver or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Loan Agreement as amended hereby.

(c) Governing Law. This Waiver shall be a contract made under and governed by the internal laws of the State of Illinois.

(d) Counterparts. This Waiver may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver.

7. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Waiver, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS: TELOS CORPORATION, a Maryland corporation

By	/s/ Michael P. Flaherty
Michael P. Flaherty EVP, General Counsel, Chief Administrative Officer

XACTA CORPORATION, a Delaware corporation

By	/s/ Michael P. Flaherty
Michael P. Flaherty Executive Vice President

CREDIT PARTIES: TELOS DELAWARE, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Michael P. Flaherty Executive Vice President

UBIQUITY.COM, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Michael P. Flaherty Executive Vice President

TELOS INTERNATIONAL CORP., a Delaware corporation

By	/s/ Michael P. Flaherty
Michael P. Flaherty Executive Vice President

TELOS INTERNATIONAL ASIA, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Michael P. Flaherty Executive Vice President

SECURE TRADE, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Michael P. Flaherty Executive Vice President

TELOWORKS, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Michael P. Flaherty President

AGENT AND SOLE EXISTING LENDER: WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation)

By	/s/ David Sanchez
Name	David Sanchez
Title	Vice President